Exhibit 4

ChuoAoyama PricewaterhouseCoopers

Kasumigaseki Bldg. 32nd Floor 3-2-5, Kasumigaseki, Chiyoda-ku, Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Japan Bank for International Cooperation

We have audited the accompanying balance sheets of Japan Bank for International Cooperation as of March 31, 2005 and 2004, and the related statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Japan Bank for International Cooperation as of March 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying financial statements.

ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

June 24, 2005

*	Please note that the original of this report has been separately kept by the bank.

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen March 31, 2005	In millions of yen March 31, 2004	In millions of U.S. dollars March 31, 2005
Assets
Cash and due from banks (Note 3)	¥170,029	¥217,328	$1,583
Securities (Notes 4 and 20)	119,980	120,514	1,117
Loans (Note 5)	19,187,414	19,306,245	178,670
Miscellaneous assets (Note 6)	599,982	704,284	5,587
Premises and equipment (Note 7)	26,186	27,178	244
Deferred charges on bonds and notes (Note 8)	3,719	2,707	35
Customers’ liabilities for acceptances and guarantees	899,389	724,924	8,375
Allowance for possible loan losses (Note 9)	(353,664)	(263,425)	(3,293)

Total assets	¥20,653,038	¥20,839,757	$192,318

	In millions of yen March 31, 2005	In millions of yen March 31, 2004	In millions of U.S. dollars March 31, 2005
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥1,776,254	¥1,561,373	$16,540
Borrowings (Note 11)	9,559,735	10,392,925	89,019
Miscellaneous liabilities (Note 12)	224,079	246,191	2,087
Allowance for bonus payments	960	918	9
Allowance for employee retirement benefits (Note 13)	17,276	17,429	161
Acceptances and guarantees (Note 14)	899,389	724,924	8,375

Total liabilities	12,477,695	12,943,761	116,191

Equity
Capital attributable to the International Financial Account	985,500	985,500	9,177
Capital attributable to the Overseas Economic Cooperation Account	6,891,244	6,704,644	64,170
Reserve attributable to the International Financial Account (Note 17)	676,258	638,582	6,297
Reserve attributable to the Overseas Economic Cooperation Account (Note 17)	85,490	20,667	796
Accumulated deficit	(463,150)	(453,398)	(4,313)

Total equity	8,175,343	7,895,995	76,127

Total liabilities and equity	¥20,653,038	¥20,839,757	$192,318

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen FY 2004	In millions of yen FY 2003	In millions of U.S.dollars FY 2004
Income
Interest income	¥488,620	¥519,452	$4,550
Interest on loans	458,984	467,635	4,274
Interest and dividend income on securities	3,638	2,280	34
Interest on due from banks	2,458	1,609	23
Interest on swaps (net)	23,538	47,926	219
Fees and Commissions	6,334	6,746	59
Other operating income	13,152	309	122
Foreign exchange gains	1,662	—	15
Gains on derivative instruments	11,353	—	106
Others	136	309	1
Other ordinary income	202	494	2
Grant from general account (Note 16)	30,000	30,000	279
Recovery of Written-off Claims	1,406	3,084	13
Profits on sales of premises and equipment	21	689	0

Total income	539,738	560,777	5,025

Expenses
Interest expenses	284,575	305,501	2,650
Interest on bonds and notes	64,003	61,145	596
Interest on borrowings	220,571	244,355	2,054
Fees and Commissions	5,668	5,754	53
Other operating expenses	2,211	5,123	20
Foreign exchange losses	—	4,256	—
Amortization of bonds and notes issuance costs	990	651	9
Others	1,220	216	11
General and administrative expenses	22,963	24,435	214
Other ordinary expenses	93,886	12,036	874
Provision for allowance for possible loan losses	90,992	9,921	847
Write-off of loans	11	122	0
Write-off of equities and securities, etc.	2,867	1,924	27
Others	14	67	0
Losses on disposal of premises and equipment	9	14	0

Total expense	409,315	352,866	3,811

Net income	¥130,423	¥207,910	$1,214

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen FY 2004	In millions of yen FY 2003	In millions of U.S. dollars FY 2004
Cash flows from operating activities
Net income	¥130,423	¥207,910	$1,214
Depreciation and amortization	1,355	1,461	13
Increase (decrease) in allowance for possible loan losses	90,239	(44,737)	840
Increase in allowance for bonus payments	42	163	0
Decrease in allowance for employee retirement benefits	(152)	(660)	(1)
Interest income	(488,620)	(519,452)	(4,550)
Interest expenses	284,575	305,501	2,650
Net loss on securities	2,875	1,992	27
Foreign exchange (gain) loss	(60,081)	299,725	(559)
Net gain on sales of premises and equipment	(11)	(674)	(0)
Net decrease in loans	213,818	316,955	1,991
Net increase in bonds and notes	179,225	54,212	1,669
Net decrease in borrowings	(833,190)	(825,756)	(7,759)
Net (increase) decrease in due from banks (excluding cash equivalents)	(33,909)	87,302	(316)
Interest received	506,306	630,355	4,715
Interest paid	(291,548)	(321,621)	(2,715)
Others, net	68,579	(319,839)	639

Net cash used in operating activities	(230,073)	(127,160)	(2,142)

Cash flows from investing activities
Purchases of securities	(2,527)	(262)	(23)
Sales of securities	693	635	6
Expenditures on premises and equipment	(184)	(842)	(2)
Proceeds from sales of premises and equipment	92	858	1

Net cash (used in) provided by investing activities	(1,927)	389	(18)

Cash flows from financing activities
Proceeds from issuance of capital from Government	186,600	200,300	1,737
Payment to National Treasury	(36,547)	(38,459)	(340)

Net cash provided by financing activities	150,052	161,840	1,397

Effect of exchange rate changes on cash and cash equivalents	0	(0)	0

Net (decrease) increase in cash and cash equivalents	(81,947)	35,068	(763)

Cash and cash equivalents at the beginning of the period	152,738	117,669	1,422

Cash and cash equivalents at the end of the period	¥70,790	¥152,738	$659

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

						In millions of yen
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2004	¥985,500	¥6,704,644	¥638,582	¥20,667	¥(453,398)	¥7,895,995
Transfer from net earnings accounted under the JBIC Law to reserve	—	—	37,675	64,823	(102,498)	—
Payment to National Treasury	—	—	—	—	(37,675)	(37,675)
Issuance of capital from Government	—	186,600	—	—	—	186,600
Net income	—	—	—	—	130,423	130,423

Balance at March 31, 2005	¥985,500	¥6,891,244	¥676,258	¥85,490	¥(463,150)	¥8,175,343

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	—	32,889	25,833	(58,723)	—
Payment to National Treasury	—	—	—	—	(32,889)	(32,889)

Total	¥—	¥—	¥32,889	¥25,833	¥(91,613)	¥(32,889)

Unappropriated Accumulated deficit	¥—	¥—	¥—	¥—	¥(554,763)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

					In millions of dollars
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2004	$9,177	$62,432	$5,946	$192	$(4,222)	$73,525
Transfer from net earnings accounted under the JBIC Law to reserve	—	—	351	604	(955)	—
Payment to National Treasury	—	—	—	—	(351)	(351)
Issuance of capital from Government	—	1,738	—	—	—	1,738
Net income	—	—	—	—	1,215	1,215

Balance at March 31, 2005	$9,177	$64,170	$6,297	$796	$(4,313)	$76,127

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	—	306	241	(547)	—
Payment to National Treasury	—	—	—	—	(306)	(306)

Total	$—	$—	$306	$241	$(853)	$(306)

Unappropriated Accumulated deficit	$—	$—	$—	$—	$(5,166)	$—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2003	¥985,500	¥6,504,344	¥608,336	¥280,719	¥(860,868)	¥7,518,031

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	30,246	—	(30,246)	—
Transfer from reserve to net earnings accounted under JBIC Law	—	—	—	(260,051)	260,051	—
Payment to National Treasury	—	—	—	—	(30,246)	(30,246)
Issuance of capital from Government	—	200,300	—	—	—	200,300
Net income	—	—	—	—	207,910	207,910

Balance at March 31, 2004	¥985,500	¥6,704,644	¥638,582	¥20,667	¥(453,398)	¥7,895,995

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	—	37,675	64,823	(102,498)	—
Payment to National Treasury	—	—	—	—	(37,675)	(37,675)

Total	¥—	¥—	¥37,675	¥64,823	¥(140,174)	¥(37,675)

Unappropriated Accumulated deficit	¥—	¥—	¥—	¥—	¥(593,573)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing separate account for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥107.39=$1.00, the exchange rate as of March 31, 2005, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a)	Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash in hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b)	Securities

All securities are classified as “Available-for-sale Securities” which have no market value and are carried at cost based on a moving average cost valuation.

(c)	Valuation method for derivative financial instruments

All derivative financial instruments are carried at fair value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d)	Hedge accounting for interest rate risks

(i)	Hedge accounting

JBIC measures derivatives used for interest rate hedging purposes under the deferral method.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the value of the underlying hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the fluctuations of fair value or cumulative fluctuations of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the effectiveness testing date.

(e)	Hedge accounting for foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are measured using the deferral method, in accordance with the standard treatments of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25.

The effectiveness of the hedging instruments described above, such as currency-swap, exchange swap and similar transactions, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(f)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(g)	Depreciation basis for fixed assets

(i)	Premises and equipment

Premises and equipment are depreciated on the declining balance basis over their useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated on a straight-line basis.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Software

Software used by JBIC is amortized on a straight-line basis over its useful economic life (5 years).

(h)	Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued the “Accounting Standard for Impairment of Fixed Assets”. The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss shall be recognized in the statements of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

The standard shall be effective for fiscal years beginning April 1, 2005. However, an earlier adoption is permitted for fiscal year beginning April 1, 2004 and for fiscal years ending between March 31, 2004 and March 30, 2005.

JBIC has not yet applied this new standard nor has determined the effect of applying it on the financial statements.

(i)	Method of amortization for deferred charges

“Discounts on Bonds and Notes” are amortized over terms of redemption, and “Bonds and Notes Issuance Costs” are amortized over 3 years, on the straight-line basis in accordance with the Commercial Code of Japan.

(j)	Change in presentation on balance sheets

In the previous years, equity interests in limited liability partnerships (LLPs), and those in voluntary partnership under the Civil Code and silent partnership under the Commercial Code characteristics of which are similar to those of LLPs had been included in “Miscellaneous assets”. However, from this fiscal year, these are included in “Other securities” of “Securities” as they are defined as securities under the Securities and Exchange Law by the “Partial Revision of Securities and Exchange Law” (Law No. 97 dated June 9, 2004).

(k)	Allowance for possible loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (h) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(l)	Allowance for bonus payments

“Allowance for bonus payments” is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Allowance for bonus payments to executive directors is included in the account.

(m)	Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at fiscal year end.

The actuarial gain or loss is recognized in the year in which it arises.

(n)	Lease transactions

Finance leases that do not involve the transfer of ownership to the lessee at the end of the lease term are accounted for as operating lease.

(o)	Consumption taxes

Consumption taxes, including local consumption tax, are excluded from the transaction amounts.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2005, and 2004 is as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Cash and due from banks	¥170,029	¥217,328	$1,583
Due from banks (*)	(99,239)	(64,590)	(924)

Cash and cash equivalents	¥70,790	¥152,738	$659

(*)	Excluding Due from Bank of Japan

4. Securities

Securities as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Equity	¥118,699	¥119,902	$1,105
Other securities	1,280	612	12

	¥119,980	¥120,514	$1,117

5. Loans

All loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2005 and 2004 are as follows:

International Financial Account
	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Bankrupt loans	¥—	¥83	$—
Non-accrual loans	265,797	216,429	2,475
Past due loans (3 months or more)	2,714	16,032	25
Restructured loans	325,428	385,225	3,030

	¥593,940	¥617,770	$5,530

Overseas Economic Cooperation Account
	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2004 (In millions of U.S. dollars)
Bankrupt loans	¥—	¥—	$—
Non-accrual loans	122,764	51,584	1,143
Past due loans (3 months or more)	—	54,245	—
Restructured loans	724,275	730,673	6,744

	¥847,039	¥836,504	$7,887

(a)	“Bankrupt loans” refer to loans, after write-off, on which accrued interest income is not recognized as there is substantial doubt about the ultimate collectability of either principal or interest because they are past due for a considerable period of time or for other reasons, and to borrowers who fall into the following categories:

•	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan

•	who have had their transactions with the promissory note clearinghouse suspended

•	who have begun similar proceedings under any foreign law.

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, excluding loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Past due loans (3 month or more)” are loans whose principal or interest payment is past due for over three months, and which do not fall under the category of “Bankrupt loans” and “Non-accrual loans”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” and “Past due loans (over 3 month).”

(e)	The amounts of Loans indicated in the table above are shown gross prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payments, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out the Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
International Financial Account	¥487,301	¥463,600	$4,538
Overseas Economic Cooperation Account	1,282,521	1,251,786	11,943

In terms of repayment probability of the loans rescheduled in the Paris Club, their nature as public debt, unlike loans provided by private financial institutions, provides an asset securing mechanism under such an international framework. Nonetheless, in order to facilitate comparison with private financial institutions, JBIC classifies those loans to borrowers classified under the assessment as “Watchlisted” (but not “Past due loans (3 months or more)”), that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥77,863 million ($725 million) of which ¥74,580 million ($694 million) represents original principal attributable to the International Financial Account and ¥724,275 million ($6,744 million) of which ¥570,270 million ($5,310 million) represents original principal attributable to the Overseas Economic Cooperation Account for the fiscal year ended March 31, 2005. and ¥115,380 million of which ¥78,955 million represents original principal attributable to the International Financial Account and ¥730,673 million of which ¥565,183 million represents original principal attributable to the Overseas Economic Cooperation Account for the fiscal year ended March 31, 2004, respectively.

(g)	Upon special request, major creditor countries, including Japan, agreed at the Paris Club to offer a grace period (“Moratorium”) for countries affected by the Sumatra Earthquake and India Tsunami in December 2004, in order to support their reconstruction and recovery. During this Moratorium period creditor countries will not expect any debt payment on the due dates up to December 31, 2005, and will reschedule the repayment period of deferred debts for 5 years including a 1 year grace period. Affected countries requesting the Moratorium are currently considering whether to accept this condition or not.

As at the end of March 2005, of the affected countries, Indonesia and Sri Lanka had requested the Paris Club for a moratorium. However, since they are still considering whether to accept the conditions of the moratorium offered by the Paris Club, the amount of their deferred debts has yet to be determined. Of JBIC’s total loans to overseas sovereign debtors, those to affected countries who requested Moratorium are ¥555,470 million ($5,172 million) in the International Financial Account and ¥2,571,276 million ($23,943 million) in the Overseas Economic Cooperation Account.

Loans related to this Moratorium are not included in the loans described in (a) to (d) above, since lending terms has been modified based on an international agreement under this Moratorium to offer a grace period in order to support reconstruction and recovery of affected countries, and is therefore irrelevant to their debt-repayment ability.

(h)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, which is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2005 and 2004 are ¥5,213,942 million ($48,551 million) and ¥5,486,046 million, respectively.

(i)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees is written-off against the respective claims. The amounts of the accumulated write-offs as of March 31, 2005 and 2004 are ¥16,824 million ($157 million) and ¥18,092 million, respectively.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Prepaid expenses	¥1,055	¥1,174	$10
Accrued income (a)	169,984	184,799	1,583
Derivatives	406,902	495,869	3,789
Preliminary payment to the National Treasury (b)	18,056	19,185	168
Others (c)	3,983	3,255	37

	¥599,982	¥704,284	$5,587

(Notes)

(a)	“Accrued income” includes ¥168,219 million ($1,566 million) of accrued interest on loans and others as of March 31, 2005, and ¥183,144 million of accrued interest on loans and others as of March 31, 2004.

(b)	Pursuant to Article 44 of the JBIC Law, a portion of the net earnings on the General Account of the International Financial Account is paid to the National Treasury. Preliminary payment to the National Treasury, made on a best estimate basis, is accounted for on an accruals basis.

(c)	“Others” includes ¥3,165 million ($29 million) of suspense payments and others as of March 31, 2005, and ¥1,720 million of suspense payments and ¥303 million of other accounts receivable and others as of March 31, 2004.

7. Premises and equipment

Premises and equipment as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)		March 31, 2004 (In millions of yen)		March 31, 2005 (In millions of U.S. dollars)
Tangible fixed assets Land		¥12,551		¥12,576		$117
Buildings		26,702		26,698		248
Equipment		5,133		5,208		48
Construction in progress		286		218		3

Total		¥44,673		¥44,701		$416
Less-accumulated depreciation		18,972		18,024		177

Net book value		¥25,701		¥26,677		$239
Intangible fixed assets	¥		¥		$
Software		1,453		1,124		14
Guarantee deposit		478		491		4
Others		66		66		1

Total		¥1,998		¥1,682		$19
Less-accumulated depreciation		922		660		9

Net book value		¥1,075		¥1,022		$10

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Deferred discounts on bonds and notes	¥2,188	¥1,291	$21
Deferred bonds and notes issuance costs	1,530	1,416	14

	¥3,719	¥2,707	$35

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
General allowance for possible loan losses	¥134,550	¥124,683	$1,253
Specific allowance for possible loan losses	203,781	128,208	1,897
Allowance for possible losses on specific overseas loans	15,332	10,533	143

	¥353,664	¥263,425	$3,293

10. Bonds and notes

Bonds and notes as of March 31, 2005 and 2004 are as follows:

Description of bonds and notes	Date of issuance	Currency and amounts March 31, 2005 (In millions)		Interest rate (%)	Maturity date	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Export-Import Bank of Japan Bonds guaranteed by Japanese govt. 27, 35-37, 39, 40, 42	May 1993- December 1997	JPY USD EUR GBP	60,000 800 1,045 400	2.875- 8.000	May 2005- June 2008	¥371,824	¥490,423	$3,462
Japan Bank for International Cooperation Bonds guaranteed by Japanese govt. 1-9	November 1999- March 2005	JPY USD EUR	60,000 4,250 1,750	0.350- 7.125, LIBOR +0.0625	June 2005- December 2014	759,430	505,950	7,072
FILP Agency Bonds 1-4, 6, 8, 10-16(*)	October 2001- September 2004	JPY	620,000	0.510- 2.070	September 2006- December 2019	620,000	540,000	5,773
Overseas Economic Cooperation Fund Bonds guaranteed by Japanese govt. 8,9	December 1995- November 1996	JPY	25,000	2.9- 3.0	December 2005- November 2006	25,000	25,000	233

						¥1,776,254	¥1,561,373	$16,540

(*)	Non-government guaranteed bonds issued in domestic market.

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2005 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2005	¥268,302	$2,498
2006	298,202	2,777
2007	162,758	1,516
2008	161,776	1,506
2009	157,390	1,466

Based on debt assumption agreements with financial institutions, JBIC has transferred the debt repayment obligation for certain bonds to such financial institutions. As of March 31, 2005, JBIC had contingent obligations in respect to the following bonds.

	In millions of yen	In millions of U. S. dollars
FILP Agency Bond 5	50,000	466
FILP Agency Bond 7	60,000	559
FILP Agency Bond 9	50,000	466

11. Borrowings

Borrowings as of March 31, 2005 and 2004 are as follows:

	Average interest rate	Due date of repayment	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Long-term borrowings
Borrowings from the Government Fund for Fiscal Investment and Loan Program	1.96	April 2005-	¥9,404,317	¥10,176,101	$87,572
Borrowings from the Government Post Office Life Insurance Fund	2.17	December 2019	155,418	216,824	1,447

			¥9,559,735	¥10,392,925	$89,019

Long-term borrowings with maturities for the next five years as of March 31, 2005 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2005	¥1,264,845	$11,778
2006	1,294,297	12,052
2007	1,552,377	14,456
2008	1,615,677	15,045
2009	1,026,513	9,559

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Accrued expenses (a)	¥62,738	¥68,881	$584
Unearned income	4,649	2,199	43
Derivatives	20,484	16,790	191
Deferred hedge gains (b)	133,151	153,571	1,240
Others (c)	3,055	4,747	29

	¥224,079	¥246,191	$2,087

(Notes)

(a)	“Accrued expenses” includes ¥37,737 million ($351 million) of accrued interest on borrowings and ¥24,095 million ($224 million) of accrued interest on bonds and notes and others as of March 31, 2005, (March 31, 2004: ¥45,499 million and ¥22,069 million respectively)

(b)	“Deferred hedge gains” are net realized or unrealized gains from hedging instruments. The gross amounts of deferred hedge gains and losses before netting as of March 31, 2005 are ¥135,610 million ($1,263 million) and ¥2,458 million ($23 million) respectively, (March 31, 2004: ¥169,900 million and ¥16,328 million respectively).

(c)	“Others” includes ¥2,895 million ($27 million) of suspense receipts and others as of March 31, 2005, (March 31, 2004: ¥4,643 million).

13. Employee retirement benefits

JBIC has a defined benefits pension plan comprising a welfare pension fund plan and lump-sum severance indemnity plan.

(a)	The funded status of the pension plans

Disposition		March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Projected benefit obligation	(A)	¥(22,945)	¥(22,690)	$(214)
Fair value of plans assets	(B)	5,668	5,261	53

Unfunded pension obligation	(C) = (A) + (B)	(17,276)	(17,429)	(161)
Unrecognized net obligation at transition	(D)	—	—	—
Unrecognized net actuarial gains/losses	(E)	—	—	—
Unrecognized prior service cost	(F)	—	—	—

Net amount recognized on the balance sheet	(G) = (C) + (D) + (E) + (F)	(17,276)	(17,429)	(161)
Prepaid pension cost	(H)	—	—	—

Allowance for employee retirement benefits	(G) – (H)	¥(17,276)	¥(17,429)	$(161)

(Note)	The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b)	Component of pension cost

Disposition	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Service cost	¥958	¥934	$9
Interest cost	451	443	4
Expected return on plan assets	(78)	(63)	(1)
Amortization of prior service cost	—	—	—
Amortization of net actuarial gains/losses	59	(625)	1
Amortization of net obligation at transition	—	—	—
Other Costs	—	—	—

Net pension cost	¥1,390	¥688	$13

(c)	Principal assumptions made

	March 31, 2005	March 31, 2004
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	1.5%	1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Amortization period of prior service costs	—	—
Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year
Amortization period of net obligation at transition	—	—

14. Acceptances and guarantees

Acceptances and Guarantees as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Acceptances	¥—	¥—	$—
Guarantees	899,389	724,924	8,375

	¥899,389	¥724,924	$8,375

15. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2005 and 2004.

16. Grant from general account

In accordance with the “Changes of the Debt Relief Method” announced by the Japanese government on December 10, 2002, JBIC reported the extraordinary loss (“ODA-loan related losses”) in the previous fiscal year. Under the policy to maintain the financial soundness of JBIC, the government provided JBIC a grant totaling ¥30 billion ($279 million) corresponding to “ODA-loan related losses” out of its general account for the fiscal year ended March 31, 2005 and 2004., respectively.

17. Reserve

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the International Financial Account is provided from net earnings from the International Financial Account, and the reserve attributable to the Overseas Economic Cooperation Account is provided from or reversed to net earnings from the Overseas Economic Cooperation Account, respectively.

18. Lease transactions

Lease transactions in the fiscal year ended March 31, 2005 and 2004 are as follows:

(a)	Finance lease transactions, excluding leases that ownership of the property are deemed to be transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased property as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Acquisition cost
Equipment	¥630	¥322	$6
Others	506	506	5

Total	¥1,136	¥828	$11
Accumulated depreciation
Equipment	152	38	1
Others	151	50	1

Total	¥304	¥89	$2
Net balance
Equipment	478	283	4
Others	354	455	3

Total	¥832	¥738	$7

•	Future lease payment obligations as of March 31, 2005 and 2004 are summarized below:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Due within 1 year	¥268	¥162	$3
Due after 1 year	574	579	5

Total	¥842	¥742	$8

•	Lease payment, depreciation expenses and interest expense for the fiscal year ended March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Lease payment	¥229	¥95	$2
Depreciation expense	219	91	2
Interest expense	16	7	0

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to interest expenses, and is allocated to each fiscal year using the interest method.

(b) Operating lease transactions:

•	Future lease payment obligations as of March 31, 2005 and 2004 are summarized below:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Due within 1 year	¥2	¥1	$0
Due after 1 year	4	—	0

Total	¥7	¥1	$0

19. Derivative transactions

Notes to derivative transactions in the fiscal year ended March 31, 2005 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d) Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)		(In 100 millions of U.S. dollars)
Credit risk amounts of derivative etc.	Contract amount/notional amount	Credit risk	Contract amount/notional amount	Credit risk
Interest rate swaps	¥23,098	¥572	$215	$5
Currency swaps	41,679	7,063	388	66
Forward exchange contracts	13	0	0	0
Other derivatives	—	—	—	—
Credit risk reductions through nettings	—	(1,680)	—	(16)

Total	¥64,791	¥5,956	$603	$55

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

There are no interest rate related derivative transactions recorded at fair value as of the balance sheet date since hedge accounting is applied to all interest rate-related derivative transactions outstanding at year end.

(f)	Currency-related transactions

There are no currency-related derivative transactions, recorded at fair value as of the balance sheet date, since hedge accounting is applied to all currency-related derivative transactions outstanding at year end.

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit Derivatives transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2004 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

Credit risk amounts of derivative etc.	(In 100 millions of yen)
	Contract amount/notional amount	Credit risk
Interest rate swaps	¥19,950	¥838
Currency swaps	41,997	7,902
Forward exchange contracts	14	0
Other derivatives	—	—
Credit risk reductions through nettings	—	(1,806)

Total	¥61,962	¥6,934

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

There are no interest rate- related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all interest rate-related derivative transactions outstanding at year end.

(f)	Currency-related transactions

There are no currency-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all currency-related derivative transactions outstanding at year end.

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit Derivatives transactions

Not applicable

20. Market value of securities

Notes to market value of securities as March 31, 2005 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Held-to-maturity debt securities
Unlisted foreign securities	¥—	$—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	115,892	1,079
Unlisted foreign equities	2,807	26
Other Japanese securities	30	0
Other unlisted foreign securities	1,250	12

Total	¥119,980	$1,117

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2004 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

March 31, 2004 (In millions of yen)
Held-to-maturity debt securities
Unlisted foreign securities	¥—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	117,110
Unlisted foreign equities	2,791
Unlisted Japanese local government bonds	—
Unlisted Japanese corporate bonds	—
Unlisted foreign bonds	—
Other Japanese securities	—
Other unlisted foreign securities	612

Total	¥120,514

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

ChuoAoyama PricewaterhouseCoopers

Kasumigaseki Bldg. 32nd Floor 3-2-5, Kasumigaseki, Chiyoda-ku, Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Japan Bank for International Cooperation

We have audited the accompanying International Financial Account balance sheets of Japan Bank for International Cooperation as of March 31, 2005 and 2004, and the related International Financial Account statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Financial Account of Japan Bank for International Cooperation as of March 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying financial statements.

ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

June 24, 2005

*	Please note that the original of this report has been separately kept by the bank.

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen March 31, 2005	In millions of yen March 31, 2004	In millions of U.S. dollars March 31, 2005
Assets
Cash and due from banks (Note 3)	¥106,105	¥182,404	$988
Securities (Note 4 and Note 19)	103	—	1
Loans (Note 5)	8,446,621	8,727,720	78,654
Miscellaneous assets (Note 6)	523,350	622,481	4,873
Premises and equipment (Note 7)	19,184	19,880	179
Deferred charges on bonds and notes (Note 8)	3,711	2,694	34
Customers’ liabilities for acceptances and guarantees	899,389	724,924	8,375
Allowance for possible loan losses (Note 9)	(171,153)	(133,868)	(1,594)

Total assets	¥9,827,312	¥10,146,237	$91,510

	In millions of yen March 31, 2005	In millions of yen March 31, 2004	In millions of U.S. dollars March 31, 2005
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥1,751,254	¥1,536,373	$16,307
Borrowings (Note 11)	5,359,276	6,027,018	49,905
Miscellaneous liabilities (Note 12)	206,716	225,843	1,925
Allowance for bonus payments	595	569	5
Allowance for employee retirement benefits (Note 13)	10,711	10,806	100
Acceptances and guarantees (Note 14)	899,389	724,924	8,375

Total liabilities	8,227,942	8,525,535	76,617

Equity
Capital attributable to the International Financial Account	985,500	985,500	9,177
Reserve attributable to the International Financial Account (Note 16)	676,258	638,582	6,297
Accumulated deficit	(62,388)	(3,380)	(581)

Total equity	1,599,369	1,620,702	14,893

Total liabilities and equity	¥9,827,312	¥10,146,237	$91,510

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen FY 2004	In millions of yen FY 2003	In millions of U.S.dollars FY 2004
Income
Interest income	¥235,525	¥264,451	$2,193
Interest on loans	209,527	214,915	1,951
Interest on due from banks	2,458	1,609	23
Interest on swaps (net)	23,538	47,926	219
Fees and Commissions	5,648	6,116	53
Other operating income	13,130	309	122
Foreign exchange gains	1,640	—	15
Gains on derivative instruments	11,353	—	106
Others	136	309	1
Other ordinary income	125	404	1
Recovery of Written-off Claims	329	32	3
Profits on sales of premises and equipment	4	420	0

Total income	254,763	271,735	2,372

Expenses
Interest expenses	180,620	183,666	1,682
Interest on bonds and notes	63,259	60,400	589
Interest on borrowings	117,361	123,266	1,093
Fees and Commissions	3,524	3,574	33
Other operating expenses	1,856	4,924	17
Foreign exchange losses	—	4,058	—
Amortization of bonds and notes issuance costs	990	651	9
Others	866	214	8
General and administrative expenses	14,350	15,279	134
Other ordinary expenses	38,060	17,826	354
Provision for allowance for possible loan losses	38,039	17,704	354
Write-off of loans	11	122	0
Others	10	—	0
Losses on disposal of premises and equipment	7	10	0

Total expense	238,420	225,281	2,220

Net income	¥16,343	¥46,453	$152

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen FY 2004	In millions of yen FY 2003	In millions of U.S. dollars FY 2004
Cash flows from operating activities
Net income	¥16,343	¥46,453	$152
Depreciation and amortization	942	1,025	9
Increase in allowance for possible loan losses	37,285	6,717	347
Increase in allowance for bonus payments	26	101	0
Decrease in allowance for employee retirement benefits	(94)	(409)	(1)
Interest income	(235,525)	(264,451)	(2,193)
Interest expenses	180,620	183,666	1,682
Net loss on securities	7	—	0
Foreign exchange (gain) loss	(60,049)	299,531	(559)
Net loss (gain) on sales of premises and equipment	2	(410)	0
Net decrease in loans	376,086	469,897	3,502
Net increase in bonds and notes	179,225	54,212	1,669
Net decrease in borrowings	(667,742)	(579,946)	(6,218)
Net (increase) decrease in due from banks (excluding cash equivalents)	(15,610)	87,947	(145)
Interest received	248,002	314,047	2,309
Interest paid	(186,767)	(199,334)	(1,739)
Others, net	71,350	(320,063)	664

Net cash (used in) provided by operating activities	(55,895)	98,986	(521)

Cash flows from investing activities
Purchases of securities	(111)	—	(1)
Expenditures on premises and equipment	(114)	(522)	(1)
Proceeds from sales of premises and equipment	26	525	0

Net cash (used in) provided by investing activities	(199)	2	(2)

Cash flows from financing activities
Payment to National Treasury	(36,547)	(38,459)	(340)

Net cash used in financing activities	(36,547)	(38,459)	(340)

Effect of exchange rate changes on cash and cash equivalents	0	(0)	0

Net (decrease) increase in cash and cash equivalents	(92,642)	60,529	(863)

Cash and cash equivalents at the beginning of the period	119,325	58,796	1,111

Cash and cash equivalents at the end of the period	¥26,683	¥119,325	$248

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Accumulated deficit	Total Equity
Balance at March 31, 2004	¥985,500	¥638,582	¥(3,380)	¥1,620,702

Transfer from net earnings accounted under the JBIC Law to reserve	—	37,675	(37,675)	—
Payment to National Treasury	—	—	(37,675)	(37,675)
Net income	—	—	16,343	16,343

Balance at March 31, 2005	¥985,500	¥676,258	¥(62,388)	¥1,599,369

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	32,889	(32,889)	—
Payment to National Treasury	—	—	(32,889)	(32,889)

Total	¥—	¥32,889	¥(65,779)	¥(32,889)

Unappropriated Accumulated deficit	¥—	¥—	¥(128,168)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of dollars
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Accumulated deficit	Total Equity
Balance at March 31, 2004	$9,177	$5,946	$(31)	$15,092

Transfer from net earnings accounted under the JBIC Law to reserve	—	351	(351)	—
Payment to National Treasury	—	—	(351)	(351)
Net income	—	—	152	152

Balance at March 31, 2005	$9,177	$6,297	$(581)	$14,893

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	306	(306)	—
Payment to National Treasury	—	—	(306)	(306)

Total	$—	$306	$(612)	$(306)

Unappropriated Accumulated deficit	$—	$—	$(1,193)	$—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Retained earnings / (Accumulated deficit)	Total Equity
Balance at March 31, 2003	¥985,500	¥608,336	¥10,658	¥1,604,494

Transfer from net earnings accounted under the JBIC Law to reserve	—	30,246	(30,246)	—
Payment to National Treasury	—	—	(30,246)	(30,246)
Net income	—	—	46,453	46,246

Balance at March 31, 2004	¥985,500	¥638,582	¥(3,380)	¥1,620,702

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	37,675	(37,675)	—
Payment to National Treasury	—	—	(37,675)	(37,675)

Total	¥—	¥37,675	¥(75,351)	¥(37,675)

Unappropriated Accumulated deficit	¥—	¥—	¥(78,731)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing a separate account for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥107.39=$1.00, the exchange rate as of March 31, 2005, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a)	Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash in hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b)	Securities

All securities are classified as “Available-for-sale Securities” which have no market value and are carried at cost based on a moving average cost valuation.

(c)	Valuation method for derivative financial instruments

All derivative financial instruments are carried at fair value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d)	Hedge accounting for interest rate risks

(i)	Hedge accounting

JBIC measures derivatives used for interest rate hedging purposes under the deferral method.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the value of the underlying hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the fluctuations of fair value or cumulative fluctuations of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the effectiveness testing date.

(e)	Hedge accounting for foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are measured using the deferral method, in accordance with the standard treatments of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25.

The effectiveness of the hedging instruments described above, such as currency-swap, exchange swap and similar transactions, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(f)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(g)	Depreciation basis for fixed assets

(i)	Premises and equipment

Premises and equipment are depreciated on the declining balance basis over their useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated on a straight-line basis.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Software

Software used by JBIC is amortized on a straight-line basis over its useful economic life (5 years).

(h)	Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued the “Accounting Standard for Impairment of Fixed Assets.” The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss shall be recognized in the statements of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

The standard shall be effective for fiscal years beginning April 1, 2005. However, an earlier adoption is permitted for fiscal year beginning April 1, 2004 and for fiscal years ending between March 31, 2004 and March 30, 2005.

JBIC has not yet applied this new standard nor has determined the effect of applying it on the financial statements.

(i)	Method of amortization for deferred charges

“Discounts on Bonds and Notes” are amortized over terms of redemption, and “Bonds and Notes Issuance Costs” are amortized over 3 years, on the straight-line basis in accordance with the Commercial Code of Japan.

(j)	Change in presentation on balance sheets

In the previous years, equity interests in limited liability partnerships (LLPs), and those in voluntary partnership under the Civil Code and silent partnership under the Commercial Code characteristics of which are similar to those of LLPs had been included in “Miscellaneous assets”. However, from this fiscal year, these are included in “Other securities” of “Securities” as they are defined as securities under the Securities and Exchange Law by the “Partial Revision of Securities and Exchange Law” (Law No.97 dated June 9, 2004).

(k)	Allowance for possible loan losses

JBIC provides “Allowance for possible loan losses” as follows:

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (h) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(l)	Allowance for bonus payments

“Allowance for bonus payments” is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Allowance for bonus payments to executive directors is included in the account.

(m)	Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at fiscal year end.

The actuarial gain or loss is recognized in the year in which it arises.

(n)	Lease transactions

Finance leases that do not involve the transfer of ownership to the lessee at the end of the lease term are accounted for as operating lease.

(o)	Consumption taxes

Consumption taxes, including local consumption tax, are excluded from the transaction amounts.

3.	Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2005, and 2004 is as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Cash and due from banks	¥106,105	¥182,404	$988
Due from banks (*)	(79,421)	(63,078)	(740)

Cash and cash equivalents	¥26,683	¥119,325	$248

(*)	Excluding Due from Bank of Japan

4.	Securities

Securities as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Equity	¥12	¥—	$0
Other securities	90	—	1

	¥103	¥—	$1

5.	Loans

All loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Bankrupt loans	¥—	¥83	$—
Non-accrual loans	265,797	216,429	2,475
Past due loans (3 months or more)	2,714	16,032	25
Restructured loans	325,428	385,225	3,030

	¥593,940	¥617,770	$5,530

(a)	“Bankrupt loans” refer to loans, after write-off, on which accrued interest income is not recognized as there is substantial doubt about the ultimate collectability of either principal or interest because they are past due for a considerable period of time or for other reasons, and to borrowers who fall into the following categories:

•	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan

•	who have had their transactions with the promissory note clearinghouse suspended

•	who have begun similar proceedings under any foreign law.

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, excluding loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Past due loans (3 month or more)” are loans whose principal or interest payment is past due for over three months, and which do not fall under the category of “Bankrupt loans” and “Non-accrual loans”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” and “Past due loans (over 3 month ).”

(e)	The amounts of Loans indicated in the table above are shown gross prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payments, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out the Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
International Financial Account	¥487,301	¥463,600	$4,538

In terms of repayment probability od the loans rescheduled in the Paris Club, their nature as public debt, unlike loans provided by private financial institutions, provides an asset securing mechanism under such an international framework. Nonetheless, in order to facilitate comparison with private financial institutions, JBIC classifies those loans to borrowers classified under the assessment as “Watchlisted” (but not “Past due loans (3 months or more)”), that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥77,863 million ($725 million) of which ¥74,580 million ($694 million) represents original principal attributable to the International Financial Account for the fiscal year ended March 31, 2005, and is ¥115,380 million of which ¥78,955 million represents original principal attributable to the International Financial Account for the fiscal year ended March 31, 2004, respectively.

(g)	Upon special request, major creditor countries, including Japan, agreed at the Paris Club to offer a grace period (“Moratorium”) for countries affected by the Sumatra Earthquake and India Tsunami in December 2004 in order to support their reconstruction and recovery. During this Moratorium period creditor countries will not expect any debt payment on the due dates up to December 31, 2005, and will reschedule the repayment period of deferred debts for 5 years including a 1 year grace period. Affected countries requesting the Moratorium are currently considering whether to accept this condition or not.

As at the end of March 2005, of the affected countries, Indonesia and Sri Lanka had requested the Paris Club for a moratorium. However, since they are still considering whether to accept the conditions of the moratorium offered by the Paris Club, the amount of their deferred debts has yet to be determined. Of JBIC’s total loans to overseas sovereign debtors, those to affected countries who requested Moratorium are ¥555,470 million ($5,172 million) in the International Financial Account.

Loans related to this Moratorium are not included in the loans described in (a) to (d) above, since lending terms has been modified based on an international agreement under this Moratorium to offer a grace period in order to support reconstruction and recovery of affected countries, and is therefore irrelevant to their debt-repayment ability.

(h)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, which is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2005 and 2004 are ¥1,212,442 million ($ 11,290 million) and ¥1,445,085 million respectively.

(i)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and Substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees is written-off against the respective claims. The amounts of the accumulated write-offs as of March 31, 2005 and 2004 are ¥16,824 million ($157 million) and ¥18,092 million, respectively.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Prepaid expenses	¥654	¥728	$6
Accrued income (a)	95,391	104,991	888
Derivatives	406,902	495,869	3,789
Preliminary payment to the National Treasury (b)	18,056	19,185	168
Others (c)	2,346	1,706	22

	¥523,350	¥622,481	$4,873

(Notes)

(a)	“Accrued income” includes ¥94,122 million ($876 million) of accrued interest on loans and others as of March 31, 2005, and ¥103,654 million of accrued interest on loans and others as of March 31, 2004.

(b)	Pursuant to Article 44 of the JBIC Law, a portion of the net earnings on the General Account of the International Financial Account is paid to the National Treasury. Preliminary payment to the National Treasury, made on a best estimate basis, is accounted for on an accruals basis.

(c)	“Others” includes ¥1,980 million ($18 million) of suspense payments as of March 31, 2005, and ¥1,079 million of suspense payments as of March 31, 2004.

7. Premises and equipment

Premises and equipment as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Tangible fixed assets
Land	¥9,556	¥9,556	$89
Buildings	19,480	19,478	181
Equipment	3,882	3,951	36
Construction in progress	177	135	2

Total	¥33,097	¥33,121	$308
Less-accumulated depreciation	14,081	13,412	131

Net book value	¥19,015	¥19,708	$177

Intangible fixed assets Software	¥901	¥697	$8
Guarantee deposit	162	162	2
Others	66	66	1

Total	¥1,130	¥926	$11
Less-accumulated depreciation	595	431	6

Net book value	¥535	¥495	$5

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Deferred discounts on bonds and notes	¥2,180	¥1,278	$20
Deferred bonds and notes issuance costs	1,530	1,416	14

	¥3,711	¥2,694	$34

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
General allowance for possible loan losses	¥46,980	¥44,798	$437
Specific allowance for possible loan losses	108,840	78,536	1,014
Allowance for possible losses on specific overseas loans	15,332	10,533	143

	¥171,153	¥133,868	$1,594

10. Bonds and notes

Bonds and notes as of March 31, 2005 and 2004 are as follows:

Description of Bonds and notes	Date of issuance	Currency and amounts March 31, 2005 (In millions)		Interest rate (%)		Maturity date	March 31, 2005 (In millions of yen	March 31, 2004 (In millions of yen)	March 31, 2005 ((In millions of U. S. dollars)
Export-Import Bank of Japan Bonds guaranteed by Japanese govt. 27, 35-37, 39, 40, 42	May 1993- December 1997	JPY USD EUR GBP	60,000 800 1,045 400	2.875 8.000	-	May 2005- June 2008	¥371,824	¥490,423	$3,462

Japan Bank for International Cooperation Bonds guaranteed by Japanese govt. 1-9	November 1999- March 2005	JPY USD EUR	60,000 4,250 1,750	0.350 7.125, LIBOR +0.0625	-	June 2005- December 2014	759,430	505,950	7,072

FILP Agency Bonds 1-4, 6, 8, 10-16(*)	October 2001- September 2004	JPY	620,000	0.510 2.070	-	September 2006- December 2019	620,000	540,000	5,773

							¥1,751,254	¥1,536,373	$16,307

(*)	Non-government guaranteed bonds issued in domestic market.

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2005 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2005	¥253,302	$2,359
2006	288,202	2,684
2007	162,758	1,516
2008	161,776	1,506
2009	157,390	1,466

Based on debt assumption agreements with financial institutions, JBIC has transferred the debt repayment obligation for certain bonds to such financial institutions. As of March 31, 2005, JBIC had contingent obligations in respect to the following bonds.

	In millions of yen	In millions of U. S. dollars
FILP Agency Bond 5	50,000	466
FILP Agency Bond 7	60,000	559
FILP Agency Bond 9	50,000	466

11. Borrowings

Borrowings as of March 31, 2005 and 2004 are as follows:

	Average interest rate	Due date of repayment	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)

Borrowings from the Government Fund for Fiscal Investment and Loan Program	1.75		¥5,263,934	¥5,892,214	$49,017
Borrowings from the Government Post Office Life Insurance Fund	2.23	April 2005- February 2015	95,342	134,804	888

			¥5,359,276	¥6,027,018	$49,905

Long-term borrowings with maturities for the next five years as of March 31, 2005 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2005	¥740,807	$6,898
2006	794,184	7,395
2007	1,085,282	10,106
2008	1,165,274	10,851
2009	616,643	5,742

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Accrued expenses (a)	¥46,026	¥51,184	$429
Unearned income	4,649	2,199	43
Derivatives	20,484	16,790	191
Deferred hedge gains (b)	133,151	153,571	1,240
Others (c)	2,404	2,097	22

	¥206,716	¥225,843	$1,925

(Notes)

(a)	“Accrued expenses” includes ¥21,392 million ($199 million) of accrued interest on borrowings and ¥24,072 million ($224 million) of accrued interest on bonds and notes and others as of March 31, 2005, (March 31,2004:¥28,322 million and ¥22,046 million respectively).

(b)	“Deferred hedge gains” are net realized or unrealized gains from hedging instruments. The gross amounts of deferred hedge gains and losses before netting as of March 31, 2005 are ¥135,610 million ($1,263 million) and ¥2,458 million ($23 million) respectively, (March 31, 2004: ¥169,900 million and ¥16,328 million respectively).

(c)	“Others” includes ¥2,244 million ($21 million) of suspense receipts and others as of March 31, 2005, (March 31,2004: ¥1,993 million).

13. Employee retirement benefits

JBIC has a defined benefits pension plan comprising a welfare pension fund plan and lump-sum severance indemnity plan.

(a)	The funded status of the pension plans

Disposition		March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Projected benefit obligation	(A)	¥(14,226)	¥(14,068)	$(133)
Fair value of plans assets	(B)	3,514	3,261	33

Unfunded pension obligation	(C) = (A) + (B)	(10,711)	(10,806)	(100)
Unrecognized net obligation at transition	(D)	—	—	—
Unrecognized net actuarial gains/losses	(E)	—	—	—
Unrecognized prior service cost	(F)	—	—	—

Net amount recognized on the balance sheet	(G) = (C) + (D)	(10,711)	(10,806)	(100)
	+ (E) + (F)
Prepaid pension cost	(H)	—	—	—

Allowance for employee retirement benefits	(G) – (H)	¥(10,711)	¥(10,806)	$(100)

(Note)	The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b) Component of pension cost

Disposition	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Service cost	¥594	¥579	$5
Interest cost	279	274	3
Expected return on plan assets	(48)	(39)	(0)
Amortization of prior service cost	—	—	—
Amortization of net actuarial gains/losses	36	(387)	0
Amortization of net obligation at transition	—	—	—
Other Costs	—	—	—

Net pension cost	¥862	¥426	$8

(c) Principal assumptions made

	March 31, 2005		March 31, 2004
Discount rate		2.0%		2.0%
Expected rate of return on plan assets		1.5%		1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis		Straight-line basis
Amortization period of prior service costs	—		—
Amortization period of actuarial gains/losses	Gains/losses are		Gains/losses are
	charged to net		charged to net
	income for the year		income for the year
Amortization period of net obligation at transition	—		—

14. Acceptances and guarantees

Acceptances and Guarantees as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Acceptances	¥—	¥—	$—
Guarantees	899,389	724,924	8,375

	¥899,389	¥724,924	$8,375

15. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2005 and 2004.

16. Reserve

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the International Financial Account is provided from net earnings from the International Financial Account.

17. Lease transactions

Lease transactions in the fiscal year ended March 31, 2005 and 2004 are as follows:

(a)	Finance lease transactions, excluding leases that ownership of the property are deemed to be transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased property as of March 31, 2005 and 2004, are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Acquisition cost
Equipment	¥390	¥199	$4
Others	313	313	3

Total	¥704	¥513	$7
Accumulated depreciation
Equipment	94	24	1
Others	94	31	1

Total	¥188	¥55	$2
Net balance
Equipment	296	175	3
Others	219	282	2

Total	¥516	¥458	$5

•	Future lease payment obligations as of March 31, 2005 and 2004 are summarized below:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Due within 1 year	¥166	¥100	$2
Due after 1 year	356	359	3

Total	¥522	¥460	$5

•	Lease payment, depreciation expenses and interest expense for the fiscal year ended March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Lease payment	¥142	¥59	$1
Depreciation expense	136	56	1
Interest expense	10	4	0

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to interest expenses, and is allocated to each fiscal year using the interest method.

(b)	Operating lease transactions:

•	Future lease payment obligations as of March 31, 2005 and 2004 are summarized below:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Due within 1 year	¥1	¥1	$0
Due after 1 year	2	—	0

Total	¥4	¥1	$0

18. Derivative transactions

Notes to derivative transactions in the fiscal year ended March 31, 2005 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure, and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)		(In 100 millions of U.S. dollars)
Credit risk amounts of derivative etc.	Contract amount/notional amount	Credit risk	Contract amount/notional amount	Credit risk
Interest rate swaps	¥23,098	¥572	$215	$5
Currency swaps	41,679	7,063	388	66
Forward exchange contracts	13	0	0	0
Other derivatives	—	—	—	—
Credit risk reductions through nettings	—	(1,680)	—	(16)

Total	¥64,791	¥5,956	$603	$55

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

There are no interest rate-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all interest rate-related derivative transactions outstanding at year end.

(f)	Currency-related transactions

There are no currency-related derivative transactions, recorded at fair value as of the balance sheet date, since hedge accounting is applied to all currency-related derivative transactions outstanding at year end.

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit derivatives transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2004 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)
Credit risk amounts of derivative etc.	Contract amount/notional amount	Credit risk
Interest rate swaps	¥19,950	¥838
Currency swaps	41,997	7,902
Forward exchange contracts	14	0
Other derivatives	—	—
Credit risk reductions through Nettings	—	(1,806)

Total	¥61,962	¥6,934

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

There are no interest rate- related derivative transactions recorde at fair value as of the balance sheet date, since hedge accounting is applied to all interest rate-related derivative transactions outstanding at year end.

(f)	Currency-related transactions

There are no currency-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all currency-related derivative transactions outstanding at year end.

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit derivatives transactions

Not applicable

19.	Market value of securities

Notes to market value of securities as March 31, 2005 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Held-to-maturity debt securities
Unlisted foreign securities	¥—	$—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	12	0
Unlisted foreign equities	—	—
Other Japanese securities	30	0
Other unlisted foreign securities	60	1

Total	¥103	$1

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2004 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable

Not applicable

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

ChuoAoyama PricewaterhouseCoopers

Kasumigaseki Bldg. 32nd Floor 3-2-5, Kasumigaseki, Chiyoda-ku, Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of

Japan Bank for International Cooperation

We have audited the accompanying Overseas Economic Cooperation Account balance sheets of Japan Bank for International Cooperation as of March 31, 2005 and 2004, and the related Overseas Economic Cooperation Account statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Overseas Economic Cooperation Account of Japan Bank for International Cooperation as of March 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying financial statements.

ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

June 24, 2005

*	Please note that the original of this report has been separately kept by the bank.

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen March 31, 2005	In millions of yen March 31, 2004	In millions of U.S. dollars March 31, 2005
Assets
Cash and due from banks (Note 3)	¥63,924	¥34,924	$595
Securities (Notes 4 and 19)	119,877	120,514	1,117
Loans (Note 5)	10,740,793	10,578,524	100,017
Miscellaneous assets (Note 6)	76,631	81,802	714
Premises and equipment (Note 7)	7,002	7,297	65
Deferred charges on bonds and notes (Note 8)	8	12	0
Allowance for possible loan losses (Note 9)	(182,511)	(129,557)	(1,700)

Total assets	¥10,825,726	¥10,693,520	$100,808

	In millions of yen March 31, 2005	In millions of yen March 31, 2004	In millions of U.S. dollars March 31, 2005
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥25,000	¥25,000	$233
Borrowings (Note 11)	4,200,459	4,365,907	39,114
Miscellaneous liabilities (Note 12)	17,363	20,347	162
Allowance for bonus payments	365	348	3
Allowance for employee retirement benefits (Note 13)	6,565	6,623	61

Total liabilities	4,249,752	4,418,226	39,573

Equity (Note 16)
Capital attributable to the Overseas Economic Cooperation Account	6,891,244	6,704,644	64,171
Reserve attributable to the Overseas Economic Cooperation Account	85,490	20,667	796
Accumulate deficit	(400,761)	(450,018)	(3,732)

Total equity	6,575,973	6,275,293	61,235

Total liabilities and equity	¥10,825,726	¥10,693,520	$100,808

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen FY 2004	In millions of yen FY 2003	In millions of U.S. dollar FY 2004
Income
Interest income	¥253,095	¥255,000	$2,357
Interest on loans	249,456	252,720	2,323
Interest and dividend income on securities	3,638	2,280	34
Interest on due from banks	0	0	0
Fees and Commissions	685	630	6
Other operating income	21	—	0
Foreign exchange gain	21	—	0
Other ordinary income	76	90	1
Grant from general account (Note 15)	30,000	30,000	279
Reversal of allowance for possible loan losses	—	7,782	—
Recovery of Written-off Claims	1,077	3,051	10
Profits on sales of premises and equipment	17	268	0

Total income	284,974	296,823	2,653

Expenses
Interest expenses	103,954	121,834	968
Interest on bonds and notes	744	744	7
Interest on borrowings	103,209	121,089	961
Fees and Commissions	2,143	2,180	20
Other operating expenses	354	199	3
Foreign exchange losses	—	197	—
Others	354	1	3
General and administrative expenses	8,613	9,156	80
Other ordinary expenses	55,825	1,992	520
Provision for allowance for possible loan losses	52,953	—	493
Write-off of equities and securities, etc.	2,867	1,924	27
Others	3	67	0
Losses on disposal of premises and equipment	2	4	0

Total expense	170,894	135,366	1,591

Net income	¥114,079	¥161,457	$1,062

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen FY 2004	In millions of yen FY 2003	In millions of U.S. dollars FY 2004
Cash flows from operating activities
Net income	¥114,079	¥161,457	$1,062
Depreciation and amortization	413	436	4
Increase (decrease) in allowance for possible loan losses	52,953	(51,454)	493
Increase in allowance for bonus payments	16	62	0
Decrease in allowance for employee retirement benefits	(58)	(251)	(1)
Interest income	(253,095)	(255,000)	(2,357)
Interest expenses	103,954	121,834	968
Net loss on securities	2,867	1,992	27
Foreign exchange (gain) loss	(32)	194	(0)
Net gain on sales of premises and equipment	(14)	(264)	(0)
Net increase in loans	(162,268)	(152,942)	(1,511)
Net decrease in borrowings	(165,448)	(245,810)	(1,541)
Net decrease in due from banks (excluding cash equivalents)	(18,298)	(645)	(170)
Interest received	258,304	316,308	2,405
Interest paid	(104,780)	(122,287)	(975)
Others, net	(2,771)	223	(26)

Net cash used in operating activities	(174,177)	(226,146)	(1,622)

Cash flows from investing activities
Purchases of securities	(2,416)	(262)	(22)
Sales of securities	693	635	6
Expenditures on premises and equipment	(70)	(319)	(1)
Proceeds from sales of premises and equipment	65	333	1

Net cash (used in) provided by investing activities	(1,727)	386	(16)

Cash flows from financing activities
Proceeds from issuance of capital from Government	186,600	200,300	1,738

Net cash provided by financing activities	186,600	200,300	1,738

Effect of exchange rate changes on cash and cash equivalents	0	(0)	0

Net increase (decrease) in cash and cash equivalents	10,694	(25,460)	100

Cash and cash equivalents at the beginning of the period	33,412	58,873	311

Cash and cash equivalents at the end of the period	¥44,106	¥33,412	$411

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen
	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2004	¥6,704,644	¥20,667	¥(450,018)	¥6,275,293

Transfer from net earnings accounted under the JBIC Law to reserve	—	64,823	(64,823)	—
Issuance of capital from Government	186,600	—	—	186,600
Net income	—	—	114,079	114,079

Balance at March 31, 2005	¥6,891,244	¥85,490	¥(400,761)	¥6,575,973

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	25,833	(25,833)	—

Total	¥—	¥25,833	¥(25,833)	¥—

Unappropriated Accumulated deficit	¥—	¥—	¥(426,595)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of dollars
	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2004	$62,433	$192	$(4,190)	$58,435

Transfer from net earnings accounted under the JBIC Law to reserve	—	604	(604)	—
Issuance of capital from Government	1,738	—	—	1,738
Net income	—	—	1,062	1,062

Balance at March 31, 2005	$64,171	$796	$(3,732)	$61,235

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	241	(241)	—

Total	$—	$241	$(241)	$—

Unappropriated Accumulated deficit	$—	$—	$(3,973)	$—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen
	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2003	¥6,504,344	¥280,719	¥(871,526)	¥5,913,536
Transfer from reserve to net earnings accounted under JBIC Law	—	(260,051)	260,051	—
Issuance of capital from Government	200,300	—	—	200,300
Net income	—	—	161,457	161,457

Balance at March 31, 2004	¥6,704,644	¥20,667	¥(450,018)	¥6,275,293

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	64,823	(64,823)	—

Total	¥—	¥64,823	¥(64,823)	¥—

Unappropriated Accumulated deficit	¥—	¥—	¥(514,841)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing a separate account for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥107.39=$1.00, the exchange rate as of March 31, 2005, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a)	Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash in hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b)	Securities

All securities are classified as “Available-for-sale Securities” which have no market value and are carried at cost based on a moving average cost valuation.

(c)	Foreign currency translation and revaluation method

JBIC maintains its accounting record in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(d)	Depreciation basis for fixed assets

(i)	Premises and equipment

Premises and equipment are depreciated on the declining balance basis over their useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated on a straight-line basis.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Software

Software used by JBIC is amortized on a straight-line basis over its useful economic life (5 years).

(e)	Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued the “Accounting Standard for Impairment of Fixed Assets.” The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss shall be recognized in the statements of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

The standard shall be effective for fiscal years beginning April 1, 2005. However, an earlier adoption is permitted for fiscal year beginning April 1, 2004 and for fiscal years ending between March 31, 2004 and March 30, 2005.

JBIC has not yet applied this new standard nor has determined the effect of applying it on the financial statements.

(f)	Method of amortization for deferred charges

“Discounts on Bonds and Notes” are amortized over terms of redemption, and “Bonds and Notes Issuance Costs” are amortized over 3 years, on the straight-line basis in accordance with the Commercial Code of Japan.

(g)	Change in presentation on balance sheets

In the previous years, equity interests in limited liability partnerships (LLPs), and those in voluntary partnership under the Civil Code and silent partnership under the Commercial Code characteristics of which are similar to those of LLPs had been included in “Miscellaneous assets”. However, from this fiscal year, these are included in “Other securities” of “Securities” as they are defined as securities under the Securities and Exchange Law by the “Partial Revision of Securities and Exchange Law” (Law No.97 dated June 9, 2004).

(h)	Allowance for possible loan losses

JBIC provides “Allowance for possible loan losses” as follows:

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (h) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessment.

(i)	Allowance for bonus payments

“Allowance for bonus payments” is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Allowance for bonus payments to executive directors is included in the account.

(j)	Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at fiscal year end.

The actuarial gain or loss is recognized in the year in which it arises.

(k)	Lease transactions

Finance leases that do not involve the transfer of ownership to the lessee at the end of the lease term are accounted for as operating lease.

(l)	Consumption taxes

Consumption taxes, including local consumption tax, are excluded from the transaction amounts.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents at the end of each fiscal year and the amount of cash and due from banks reported in the balance sheets as of March 31, 2005, and 2004 is as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Cash and due from banks	¥63,924	¥34,924	$595
Due from banks (*)	(19,817)	(1,511)	(184)

Cash and cash equivalents	¥44,106	¥33,412	$411

(*)	Excluding Due from Bank of Japan

4. Securities

Securities as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Equity	¥118,687	¥119,902	$1,106
Other securities	1,190	612	11

	¥119,877	¥120,514	$1,117

5. Loans

All loans are loans on deeds. The amounts reported in the balance sheets as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Bankrupt loans	¥—	¥—	$—
Non-accrual loans	122,764	51,584	1,143
Past due loans (3 months or more)	—	54,245	—
Restructured loans	724,275	730,673	6,744

	¥847,039	¥836,504	$7,887

(a)	“Bankrupt loans” refer to loans, after write-off, on which accrued interest income is not recognized as there is substantial doubt about the ultimate collectability of either principal or interest because they are past due for a considerable period of time or for other reasons, and to borrowers who fall into the following categories:

-	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan

-	who have had their transactions with the promissory note clearinghouse suspended

-	who have begun similar proceedings under any foreign law.

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, excluding loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Past due loans (3 month or more)” are loans whose principal or interest payment is past due for over three months, and which do not fall under the category of “Bankrupt loans” and “Non- accrual loans”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” and “Past due loans (over 3 month).”

(e)	The amounts of Loans indicated in the table above are shown gross prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Overseas Economic Cooperation Account	¥1,282,521	¥1,251,786	$11,943

In terms of repayment probability of the loans rescheduled in the Paris Club, their nature as public debt, unlike loans provided by private financial institutions, provides an asset securing mechanism under such an international framework. Nonetheless, in order to facilitate comparison with pricate financial institutions, JBIC classifies those loans to borrowers classified under the assessment as “Watchlisted” (but not “Past due loans (3 months or more)”), that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥724,275 million ($6,744 million) of which ¥570,270 million ($5,310 million) represents original principal attributable to the Overseas Economic Cooperation Account for the fiscal year ended March 31, 2005, and ¥730,673 million of which ¥565,183 million represents original principal attributable to the Overseas Economic Cooperation Account for the fiscal year ended March 31, 2004, respectively

(g)	Upon special request, major creditor countries, including Japan, agreed at the Paris Club to offer grace period (“Moratorium”) for countries affected by the Sumatra Earthquake and India Tsunami in December 2004, in order to support their reconstruction and recovery. During this Moratorium period creditor countries will not expect any debt payment on the due date up to December 31, 2005, and will reschedule the repayment period of deferred debts for 5 years including a 1 year grace period. Affected countries requesting the Moratorium are currently considering whether to accept this condition or not.

As at the end of March 2005, of the affected countries, Indonesia and Sri Lanka had requested the Paris Club for a moratorium. However, since they are still considering whether to accept the conditions of the moratorium offered by the Paris Club, the amount of their deferred debts has yet to be determined. Of JBIC’s total loans to overseas sovereign debtors, those to affected countries who requested Moratorium are ¥2,571,276 million ($23,943 million) in the Overseas Economic Cooperation Account.

Loans related to this Moratorium are not included in the loans described in (a) to (d) above, since lending terms has been modified based on an international agreement under this Moratorium to offer a grace period in order to support reconstruction and recovery of affected countries, and is therefore irrelevant to their debt-repayment ability.

(h)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, which is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2005 and 2004 are ¥4,001,500 million ($37,261 million) and ¥4,040,961 million, respectively.

(i)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and Substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees in written-off against the respective claims. There were no corresponding amounts as of March 31, 2005 and 2004.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Prepaid expenses	¥400	¥446	$4
Accrued income (a)	74,593	79,807	695
Others (b)	1,637	1,549	15

	¥76,631	¥81,802	$714

(Notes)

(a)	“Accrued income” includes ¥74,097 million ($690 million) of accrued interest on loans and others as of March 31, 2005, and ¥79,489 million of accrued interest on loans as of March 31, 2004.

(b)	“Others” includes ¥1,185 million ($11 million) of suspense payments and others as of March 31, 2005, and ¥641 million of suspense payments and others as of March 31, 2004.

7. Premises and equipment

Premises and equipment as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Tangible fixed assets
Land	¥2,994	¥3,019	$28
Buildings	7,221	7,220	67
Equipment	1,250	1,257	12
Construction in progress	108	82	1

Total	¥11,576	¥11,580	$108
Less-accumulated depreciation	4,890	4,611	46

Net book value	¥6,686	¥6,968	$62

Intangible fixed assets
Software	¥552	¥427	$5
Guarantee deposit	316	328	3
Others	0	0	0

Total	¥868	¥755	$8
Less-accumulated depreciation	327	228	3

Net book value	¥540	¥527	$5

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Deferred discounts on bonds and notes	¥8	¥12	$0

Total	¥8	¥12	$0

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
General allowance for possible loan losses	¥87,570	¥79,884	$816
Specific allowance for possible loan losses	94,940	49,672	884
Allowance for possible losses on specific overseas loans	—	—	—

	¥182,511	¥129,557	$1,700

10. Bonds and notes

Bonds and notes as of March 31, 2005 and 2004 are as follows:

Description of bonds and notes	Date of issuance	Currency and amounts March 31, 2005 (In millions)		Interest rate (%)	Maturity date	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Overseas Economic Cooperation Fund Bonds guaranteed by Japanese govt. 8,9	December 1995- November 1996	JPY	25,000	2.9- 3.0	December 2005- November 2006	¥25,000	¥25,000	$233

						¥25,000	¥25,000	$233

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2005 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2005	¥15,000	$140
2006	10,000	93
2007	—	—
2008	—	—
2009	—	—

11. Borrowings

Borrowings as of March 31, 2005 and 2004 are as follows:

	Average interest rate	Due date of repayment	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Long-term borrowings
Borrowings from the Government Fund for Fiscal Investment and Loan Program	2.24	September 2005-	¥4,140,383	¥4,283,887	$38,555
Borrowings from the Government Post Office Life Insurance Fund	2.07	December 2019	60,076	82,020	559

			¥4,200,459	¥4,365,907	$39,114

Long-term borrowings with maturities for the next five years as of March 31, 2005 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2005	¥524,038	$4,880
2006	500,113	4,657
2007	467,095	4,350
2008	450,403	4,194
2009	409,870	3,817

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Accrued expenses (a)	¥16,711	¥17,697	$156
Others (b)	651	2,650	6

	¥17,363	¥20,347	$162

(Notes)

(a)	“Accrued expenses” includes ¥16,345 million ($152 million) of accrued interest on borrowings and ¥22 million ($0 million) of accrued interest on bonds and notes and others as of March 31, 2005, (March 31, 2004: ¥17,176 million and ¥22 million respectively).

(b)	“Others” includes ¥651 million ($6 million) of suspense receipts and others as of March 31, 2005, (March 31, 2004: ¥2,650 million).

13. Employee retirement benefits

JBIC has a defined benefits pension plan comprising a welfare pension fund plan and lump-sum severance indemnity plan.

(a)	The funded status of the pension plans

Disposition		March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Projected benefit obligation	(A)	¥(8,719)	¥(8,622)	$(81)
Fair value of plans assets	(B)	2,154	1,999	20

Unfunded pension obligation	(C) = (A) + (B)	(6,565)	(6,623)	(61)
Unrecognized net obligation at transition	(D)	—	—	—
Unrecognized net actuarial gains/losses	(E)	—	—	—
Unrecognized prior service cost	(F)	—	—	—

Net amount recognized on the balance sheet	(G) = (C) + (D)	(6,565)	(6,623)	(61)
	+ (E) + (F)
Prepaid pension cost	(H)	—	—	—

Allowance for employee retirement benefits	(G) – (H)	¥(6,565)	¥(6,623)	$(61)

(Note)	The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b)	Component of pension cost

Disposition	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U. S. dollars)
Service cost	¥364	¥355	$3
Interest cost	171	168	2
Expected return on plan assets	(29)	(24)	(0)
Amortization of prior service cost	—	—	—
Amortization of net actuarial gains/losses	22	(237)	0
Amortization of net obligation at transition	—	—	—
Other Costs	—	—	—

Net pension cost	¥528	¥261	$5

(c)	Principal assumptions made

	March 31, 2005	March 31, 2004
Discount rate	2.0%	2.0%

Expected rate of return on plan assets	1.5%	1.5%

Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis

Amortization period of prior service costs	—	—

Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year

Amortization period of net obligation at transition	—	—

14. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2005 and 2004.

15. Grant from general account

In accordance with the “Changes of the Debt Relief Method” announced by the Japanese government on December 10, 2002, JBIC reported an extraordinary loss (“ODA-loan related losses”) in the previous fiscal year. Under the policy to maintain the financial soundness of JBIC, the government provided JBIC with a grant totaling ¥30 billion ($279 million) corresponding to “ODA-loan related losses” out of its general account for the fiscal year ended March 31,2005 and 2004, respectively.

16. Equity

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the Overseas Economic Cooperation Account is provided from or reversed to net earnings on the Overseas Economic Cooperation Account.

Losses carried forward to the following fiscal year are simply the sum of “Accumulated deficit at the fiscal year end” and statutory appropriation of net earnings as stipulated by the related law of JBIC. The deficit, which represents the shortfall of net assets to capital attributable to the Overseas Economic Cooperation Account as of March 31, 2005 and 2004, are ¥315,270 million ($2,936 million) and ¥429,350 million, respectively.

17. Lease transactions

Lease transactions in the fiscal year ended March 31, 2005 and 2004 are as follows:

(a)	Finance lease transactions, excluding leases that ownership of the property are deemed to be transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased of leased property as of March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Acquisition cost
Equipment	¥239	¥122	$2
Others	192	192	2

Total	¥431	¥314	$4
Accumulated depreciation
Equipment	57	14	0
Others	57	19	1

Total	¥115	¥33	$1
Net balance
Equipment	181	107	2
Others	134	173	1

Total	¥316	¥280	$3

•	Future lease payment obligations as of March 31, 2005 and 2004 are summarized below:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Due within 1 year	¥101	¥61	$1
Due after 1 year	218	220	2

Total	¥320	¥282	$3

•	Lease payment, depreciation expenses and interest expense for the fiscal year ended March 31, 2005 and 2004 are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Lease payment	¥87	¥36	$1
Depreciation expense	83	34	1
Interest expense	6	2	0

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to interest expenses, and is allocated to each fiscal year using the interest method.

(b)	Operating lease transactions:

•	Future lease payment obligations as of March 31, 2005 and 2004 are summarized below:

	March 31, 2005 (In millions of yen)	March 31, 2004 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)
Due within 1 year	¥1	¥0	$0
Due after 1 year	1	—	0

Total	¥2	¥0	$0

18. Derivative transactions

There were no derivative transactions in the fiscal year ended March 31, 2005 and 2004.

19. Market value of securities

Notes to market value of securities as March 31, 2005 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

	March 31, 2005 (In millions of yen)	March 31, 2005 (In millions of U.S. dollars)

Held-to-maturity debt securities
Unlisted foreign securities	¥—	$—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	115,879	1,079
Unlisted foreign equities	2,807	27
Other Japanese securities	—	—
Other unlisted foreign securities	1,190	11

Total	¥119,877	$1,117

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2004 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

	March 31, 2004 (In millions of yen)
	¥
Held-to-maturity debt securities
Unlisted foreign securities		—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter		117,110
Unlisted foreign equities		2,791
Unlisted Japanese local government bonds		—
Unlisted Japanese corporate bonds		—
Unlisted foreign bonds		—
Other Japanese securities		—
Other unlisted foreign securities		612

Total		¥120,514

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity

Not applicable

(i)	Money held in trust

Not applicable

(j)	Net unrealized gain (loss) on available-for-sale securities

Not applicable